Amendment No. 5 to Administration, Bookkeeping and Pricing Services Agreement

This Amendment No. 5, dated December 15, 2016 (the “Effective Date”) to the Administration, Bookkeeping and Pricing Services Agreement (this “Amendment”), by and between Westcore Trust, a Massachusetts business trust (the “Trust”), and ALPS Fund Services, Inc., a Colorado corporation (“ALPS”).

WHEREAS, the Trust and ALPS entered into an Administration, Bookkeeping and Pricing Services Agreement dated May 1, 2012, as amended (the “Agreement”); and

WHEREAS, on December 15, 2016 the Trust and ALPS wish to amend the Agreement to include two new series of the Trust, Westcore Smid-Cap Value Dividend Fund and Westcore Municipal Opportunities Fund;

WHEREAS, effective as of December 27, 2016 the Trust and Distributor wish to amend the Agreement to reflect the renaming of Westcore Growth Fund, Westcore MIDCO Growth Fund, and Westcore Select Fund as the Westcore Large-Cap Dividend Fund, Westcore Mid-Cap Value Dividend Fund II, and Westcore Small-Cap Growth Fund II, respectively.

NOW THEREFORE,

1.	The Parties agree to delete Appendix A in its entirety and replace it with a new Appendix A attached hereto.

2.
Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

WESTCORE TRUST		ALPS FUND SERVICES, INC.

By:	/s/ Jasper R. Frontz	By:	/s/ Jeremy O. May
Name:	Jasper R. Frontz	Name:	Jeremy O. May
Title:	Treasurer and Chief Compliance Officer	Title:	President

APPENDIX A
(effective as of December 15, 2016)

LIST OF PORTFOLIOS

Westcore Growth Fund
Westcore MIDCO Growth Fund
Westcore Select Fund
Westcore Small-Cap Growth Fund
Westcore Global Large-Cap Dividend Fund
Westcore Mid-Cap Value Dividend Fund
Westcore Smid-Cap Value Dividend Fund
Westcore Small-Cap Value Dividend Fund
Westcore Micro-Cap Opportunity Fund
Westcore International Small-Cap Fund
Westcore Flexible Income Fund
Westcore Plus Bond Fund
Westcore Colorado Tax-Exempt Fund
Westcore Municipal Opportunities Fund

APPENDIX A
(effective as of December 27, 2016)

LIST OF PORTFOLIOS

Westcore Small-Cap Growth Fund
Westcore Small-Cap Growth Fund II
Westcore Global Large-Cap Dividend Fund
Westcore Large-Cap Dividend Fund
Westcore Mid-Cap Value Dividend Fund
Westcore Mid-Cap Value Dividend Fund II
Westcore Smid-Cap Value Dividend Fund
Westcore Small-Cap Value Dividend Fund
Westcore Micro-Cap Opportunity Fund
Westcore International Small-Cap Fund
Westcore Flexible Income Fund
Westcore Plus Bond Fund
Westcore Municipal Opportunities Fund
Westcore Colorado Tax-Exempt Fund